Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dakota Plains Holdings, Inc.

Wayzata, Minnesota

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-191431) and Form S-8 (No. 333-184046) of Dakota Plains Holdings, Inc. of our report dated March 11, 2016, relating to the consolidated financial statements of Dakota Plains Holdings, Inc. and subsidiaries, which appears in this annual report on Form 10-K.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah

March 11, 2016